PARTICIPATION AGREEMENT

Among

PUTNAM VARIABLE TRUST

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

And

New York Life Insurance and Annuity Corporation

THIS AGREEMENT, made and entered into as of this 1st day of April 2024, among New York Life Insurance and Annuity Corporation (the “Company”), a Delaware life insurance company, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto, as such Schedule may be amended from time to time (each such account hereinafter referred to as the “Account”), PUTNAM VARIABLE TRUST (the “Trust”), a Massachusetts business trust, and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (the “Underwriter”), a Massachusetts limited partnership.

WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Underwriter (the “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a “Fund” and each representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the “SEC”), dated December 29, 1993 (File No. 812-8612), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the “Shared Funding Exemptive Order”); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the sale of its shares is registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Company has registered or will register certain variable life and/or variable annuity contracts under the 1933 Act and any applicable state securities and insurance law; and

WHEREAS, each Account is a duly organized, validly existing segregated asset separate account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to one or more variable insurance contracts (the “Contracts); and

WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in certain Funds (each Fund, an “Authorized Fund”) on behalf of each Account to fund certain of the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value (“NAV”). Upon 30 days’ advance written notice from Company to the Underwriter, Company may utilize shares of additional Funds as an investment vehicle for the Contracts or add Contracts that may utilize Authorized Funds. The Underwriter shall be deemed to have accepted Company’s request to add Funds if Underwriter accepts an order for the purchase of shares of these newly added Funds at which time these newly added Funds shall be considered Authorized Funds.

NOW, THEREFORE, in consideration of the mutual promises herein, the Company, the Trust and the Underwriter agree as follows:

ARTICLE I. Sale of Trust Shares

1.1 The Underwriter agrees, subject to the Trust’s rights under Section 1.2 and otherwise under this Agreement and the terms set forth in the Trust’s registration statement, to sell to the Company those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the NAV next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee as of 4 p.m. Eastern Standard Time shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern Standard time on the next following Business Day or such later time via fax, but in no case any later than 11 a.m. Eastern time. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its NAV pursuant to the rules of the SEC.

1.2 The Trust agrees to make its shares available for purchase at the applicable NAV per share by the Company for their separate Accounts listed on Schedule A, on those days on which the Trust calculates its NAV pursuant to rules of the SEC and the Trust. Notwithstanding the foregoing, the Trustees of the Trust (the “Trustees”) may refuse to sell shares of any Fund to the Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.

1.3 The Trust and the Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

1.4 The Trust shall redeem its shares in federal funds transmitted by wire. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee by the close of trading on the New York Stock Exchange on a day shall constitute receipt by the Trust on that day; provided that the Trust receives written (or facsimile) notice of such request for redemption by 9:30 a.m., Eastern time, on the next following Business Day. In connection with the foregoing and Section 1.1 above, the Company agrees to provide information, at the Underwriter’s reasonable request, on its late trading controls procedures, and the Company represents that it has controls and procedures in place to prevent the acceptance of orders or requests for redemption of shares of the Trust after the close of trading on the New York Stock Exchange on a day for trades that will be based on the NAV determined as of the close of trading on the New York Stock Exchange on such day.

1.5 The Company agrees that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds. As such, the Company agrees on its own behalf, and on behalf of any designee of the Company, to use its reasonable commercial efforts to review and identify activity that might be construed as market timing and to abide by Putnam’s practices and policies by restricting activity of any Contract owner identified, either by the Trust, the Underwriter, the Company, or its designee, as a market timer. The parties acknowledge and agree that the transactions contemplated under this Agreement shall be subject to the provisions of the Rule 22c- 2 Agreement dated as of this date and entered into by and among Underwriter, Company and Putnam Investor Services, Inc.

1.6 The Company shall purchase and redeem the shares of Authorized Funds offered by the then- current prospectus of the Trust in accordance with the provisions of such prospectus to the extent not inconsistent with the terms of Section 1.4 above.

1.7 The Company will place net orders to purchase or redeem shares of each Authorized Fund. Each order shall describe the net amount of shares and dollar amount of each Authorized Fund to be purchased or redeemed. In the event of net purchases, the Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Trust shall pay the net redemption proceeds by wiring federal funds to the Company or its designated custodial account (by 2:00 pm EST) on the next Business Day after an order to redeem an Authorized Fund’s shares is made in accordance with the provision of Section 1.1 hereof; provided, however, that if an Authorized Fund has determined to settle redemption transactions for all its shareholders on a delayed basis (more than one Business Day, but in no even more than five Business Days, after the date on which the redemption order is received, and consistent with Section 22(e) of the 1940 Act and any rules or orders of the SEC thereunder), the Trust shall be permitted to delay sending redemption proceeds to the Company in respect of that Authorized Fund by the same number of days that the Trust is delaying sending redemption proceeds to the other shareholders of that Authorized Fund.

1.8 Issuance and transfer of the Trust’s shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded as instructed by the Company to the Underwriter in an appropriate title for each Account or the appropriate sub-account of each Account.

1.9 The Underwriter shall furnish prompt (but no later than seven (7) calendar days after the declaration) notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on the Trust’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Underwriter shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10 On each Business Day, the Underwriter shall make the NAV per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the Trust calculates its NAV per share, and each of the Trust and the Underwriter shall use its best efforts to make such NAV per share available by 7:00 p.m. Eastern time. In the event that the Trust or Underwriter is unable to meet the 7:00 p.m. time stated herein, the Trust shall provide additional time for the Company, subject to Section 1.1 hereof and applicable law, to place orders for the purchase and redemption of that Fund’s shares and wire net payments for the purchase of that Fund’s shares. Such additional time shall be equal to the additional time which the Trust takes to make the NAV available to the Company.

1.11 The parties acknowledge that certain events, including, but not limited to, fair valuation, computer system failures, and natural catastrophes may delay the delivery of or require revision to the NAV. In the event of an error in the computation of a Fund’s NAV per share or any dividend or capital gain distribution, (each a “pricing error”), the Underwriter shall notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows:

a)

If the pricing error results in a difference between the erroneous NAV or dividend or capital gain per share and the correct NAV or dividend or capital gain per share of less than $0.01 per share, then no corrective action need be taken.

b)

If the pricing error results in a difference between the erroneous NAV or dividend or capital gain per share and the correct NAV or dividend or capital gain per share equal to or greater than $0.01 per share, but less than 1/2 of 1% of the designated Fund’s NAV at the time of the error, then the Trust shall take all necessary steps to obtain reimbursement for any loss from any party responsible for pricing error (“Responsible Party”) after taking into consideration any positive effect of such error; however, no adjustments to a

Contract owner’s accounts need be made.
c)

If the pricing error results in a difference between the erroneous NAV or dividend or capital gain per share and the correct NAV or dividend or capital gain per share equal to or greater than 1/2 of 1% of the Fund’s NAV at the time of the error, then the Trust shall take all necessary steps to obtain reimbursement for any loss from the Responsible Party (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct a Contract owner’s accounts. However, if the dollar amount per shareholder is equal to or less than $10, then that transaction need not be reprocessed.

If an adjustment is necessary to correct a material error that has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Trust to the Company for crediting of such amounts to the applicable Contract owner accounts, and the Company shall be reimbursed for any expenses incurred related to correction of the NAV (including correcting Contract owner account) except under circumstances in which the Company is the Responsible Party. Upon notification by the Trust of any overpayment due to a material error, the Company shall promptly remit to the Trust any overpayment that has not been paid to Contract owners and shall be reimbursed by the Trust for any expenses incurred related to such actions except under circumstances in which the Company is the Responsible Party. Except under circumstances in which the Company is the Responsible Party, in no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. Only a pricing error of the type described in item (c) above shall be deemed to be a “material error” for purposes of this Agreement.

The standards set forth in this Section 1.11 are based on the Parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that

(a) at all times during the term of this Agreement the Contracts are or will be registered under the 1933 Act, to the extent required; the Contracts will be issued and sold in compliance in all material respects with all applicable laws and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts unless an exemption from registration is available; and

(b) the Contracts are currently treated as annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by the Trust with the requirements of Subchapter M or Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations thereunder, or any successor provision.

2.2 The Trust represents and warrants that:

(a) at all times during the term of this Agreement Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold by the Trust to the Company in compliance with all applicable laws, subject to the terms of Section 2.4 below, and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states.

(b) it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

(c) it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that its operations are and shall at all times remain in material compliance with the laws of the Commonwealth of Massachusetts and it does and will comply in all material respects with the 1940 Act.

(d) it has adopted a compliance program in accordance with Rule 38a-1 under the 1940 Act.

(e) it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act with respect to the class IB shares of each Authorized Fund pursuant to which the Fund may impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. To the extent each Fund decides to finance distribution expense pursuant to Rule 12b-1, each Fund undertakes to have its Board, a majority of who are not interested person of each Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.3 The Underwriter represents and warrants that it is and will remain a member in good standing with FINRA and is and shall remain registered as a broker-dealer under applicable state and federal securities laws. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.4 Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection with the sales of shares directly to the Company through the Underwriter. The Company shall make reasonable efforts to advise the Trust of any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust at such time and in such manner as is necessary to permit the Trust to comply.

2.5 The Trust represents and warrants that all of its directors, officers and, employees, are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6 To the extent permitted under federal securities laws and the Trust’s compliance policies, the Trust will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Funds (including, but not limited to, any material change in the registration statement or prospectus affecting the Funds) and any proxy solicitation affecting the Funds and will consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and making reasonable efforts to attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1 The Trust shall provide such documentation (including sufficient paper copies, at the Underwriter’s expense, and a camera-ready copy of its summary prospectus and statutory prospectus) to the Company once each year (or more frequently if the summary prospectus or statutory prospectus for the Trust is amended) that the Company may reasonably request for marketing purposes (including distribution to customers with respect to new sales of a Contract) and for distribution to Contract owners. If reasonably requested by the Company, the Underwriter shall (1) provide such documentation in a format that it reasonably believes is compliant with American with Disabilities Act Standards for Accessible Design (“ADA compliant”) and is in an electronic format that it reasonably believes is suitable for website posting in accordance with the parameters of Rule 498A under the 1940 Act, suitable for being sent to the financial printer, capable of being printed on paper and capable of being permanently retained free of charge in an electronic format; and (2) such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the such prospectuses are amended) to have the summary prospectus and statutory prospectus printed, as the case may be, to the extent permitted by applicable law or other applicable guidance received from the SEC, or posted on a website maintained by or for the Company. Expenses associated with providing, printing and distributing such documentation shall be paid by the Underwriter. The Underwriter shall provide the summary and statutory prospectuses and the Trust’s full Statement of Additional Information (the “Statement”) by specified date as mutually agreed upon by the Underwriter and the Company but no later than 7 business days prior to May 1 of each year.

3.2 The Trust’s Prospectus shall state that the Statement for the Trust is available from the Underwriter or its designee (or in the Trust’s discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter (or the Trust), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement. If reasonably requested by the Company, the Underwriter, at its expense, shall provide an ADA compliant electronic copy of the Statement in a format suitable for being printed or for posting on an internet website maintained by or on behalf of the Company.

3.3 The Trust, at its expense, shall provide the Company with copies of its annual and semiannual reports to shareholders on a timely basis for mailing and posting pursuant to the relevant securities laws, but in no event later than the 57th day after the relevant reporting period ends, proxy material and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to the Contract owners, such distribution to be at the expense of the Underwriter. The Underwriter agrees to provide the Company on a semi-annual basis with sufficient paper copies of the annual and semiannual reports as are reasonably requested by the Company so that the Company can fulfill Contract owner requests for such documents within 3 business days as required by the 1940 Act. If reasonably requested by the Company, the Underwriter, at its expense, shall provide an ADA compliant electronic copy of such documentation in a format suitable for printing or for posting on an internet website maintained by or on behalf of the Company.

3.4 The Company shall vote all Trust shares as required by law and the Shared Funding Exemptive Order. The Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemptive Order. The Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.

3.5 The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1 Without limiting the scope or effect of Section 4.2 hereof, the Company shall furnish, or shall cause to be furnished, to the Underwriter each piece of sales literature or other promotional material (as defined hereafter) in which the Trust, its investment adviser or the Underwriter is named at least 15 days prior to its use. No such material shall be used if the Underwriter reasonably objects to such use within five Business Days after receipt of such material.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.

4.3 The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Underwriter in which the Company and/or its separate account(s) is named at least 15 days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.4 Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company or as is required by law.

4.5 For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.

ARTICLE V. Fees and Expenses

5.1 Except as provided in Article VI, the Trust and Underwriter shall pay no fee or other compensation to the Company under this Agreement.

5.2 Except as otherwise provided in this Agreement, expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Trust shall bear the expenses for the cost of registration and qualification of the Trust’s shares, including, without limitation, preparation and filing of the Trust’s prospectus and registration statement, proxy materials and reports, setting the prospectus and shareholder reports in type, setting in type and printing the proxy materials, and the preparation of all statements and notices required by any federal or state law, in each case as may reasonably be necessary for the performance by it of its obligations under this Agreement.

Article VI. Service Fees

6.1 So long as the Company complies with its obligations in this Article VI, the Underwriter shall pay the Company a service fee (the “Service Fee”) on shares of the Funds held in the Accounts at the annual rates specified in each Fund’s prospectus (excluding any accounts for the Company’s own corporate retirement plans), subject to Section 6.2 hereof. Schedule B includes the current Service Fee rates.

6.2 The Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund’s Distribution Plan, which may be varied or discontinued at any time and hereby waives the right to receive such Service Fee payments with respect to the Fund if the Fund ceases to pay 12b-1 fees to the Underwriter. If the Service Fee is no longer effective, the rate is reduced or modified, or is no longer applicable to the Portfolios the Underwriter shall provide the Company with at least thirty (30) days’ prior written notice.

6.3 (a) The Company’s failure to provide the services described in Section 6.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and

(b) The Underwriter may without the consent of the Company, amend this Article VI to change the terms of the Service Fee payments, in accordance with the Fund’s Distribution Plan, with prior written notice to the Company.

6.4 The Company will provide the following services to the Contract Owners purchasing Fund shares:

(i) Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;

(ii) Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter;

(iii) Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;

(iv) Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

(v) Assisting in processing purchase and redemption transactions; and

(vi) Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

The Company will support the Underwriter’s marketing efforts by granting reasonable requests for visits to the Company’s offices by representatives of the Underwriter.

6.5 The Company’s compliance with the service requirement set forth in this Agreement will be evaluated from time to time by monitoring redemption levels of Fund shares held in any Account and by such other reasonable methods as the Underwriter deems appropriate.

6.6 The provisions of this Article VI shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Article VI may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.

6.7 The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Company under this Article VI and the purposes for which such expenditures were made.

ARTICLE VII. Diversification

7.1  The Trust and the Underwriter each represent and warrant that:

a)

The Trust and each fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as life insurance or annuity contracts, as the case may be, under the Code and the regulations issued thereunder.

b)

The Trust and the Funds will at all times comply with Section 817(h) of the Code and Treasury Regulation (§)1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable life insurance and variable annuity contracts, as the case may be, and any amendments or other modifications or successor provisions to such Section or Regulations.

c)

The shares of each Fund have been and will be sold only to life insurance companies and their separate accounts and to persons or plans that represent and warrant to the Trust that they qualify to purchase shares of the Fund under Section 817(h) of the Code and the Treasury regulations thereunder. No shares of any Fund have been or will be sold to the general public.

d)

The Trust and each Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and the Trust and each Fund will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

e)

They will notify the Company immediately upon having a reasonable basis for believing that the Trust or any Fund has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future. In the event of any such non•compliance, they will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

ARTICLE VIII. Potential Conflicts

8.1 The Trust agrees that the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.

8.2 The Company will report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded.

8.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, the Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at the Company’s expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

8.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust’s election, to withdraw the affected Account’s investment in one or more portfolios of the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (or redemption) of shares of the Trust.

8.5 If a material irreconcilable conflict arises because of a particular state insurance regulator’s decision applicable to the Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then the Company may be required, at the Trust’s direction, to withdraw the affected Account’s investment in one or more Authorized Funds of the Trust; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust. No charge or penalty will be imposed as a result of such withdrawal.

8.6 For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Underwriter shall be required to establish a new funding medium for the Contracts, nor shall the Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account’s investment in one or more Authorized Funds of the Trust and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

8.7 The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict pursuant to this section shall be carried out in accordance to the terms and to the extent required by the Mixed and Shared Funding Order and with a view only to the interests of Contract owners.

8.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 8.1, 8.2, 8.3, 8.4 and 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

8.9 The Company has reviewed the Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may reasonably request as conditions to such Order, to be assumed or undertaken by the Company.

ARTICLE IX. Indemnification

9.1 Indemnification by the Company

(a) The Company shall indemnify and hold harmless the Trust and the Underwriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Trust or the Underwriter and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts or the performance by the parties of their obligations hereunder and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Registration Statement, Prospectus or Statement of Additional Information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of written statements or representations made by or on behalf of the Company (other than statements or representations contained in the Trust’s Registration Statement or Prospectus, or in sales literature for Trust shares not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Underwriter by or on behalf of the Company; or

(iv) arise out of or result from any breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other breach of this Agreement by the Company,

provided, however, that the indemnification by the Company shall be limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company’s election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Underwriter shall promptly notify the Company of the commencement of any litigation or proceedings against the Trust or the Underwriter in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

(e) The provisions of this Section 9.1 shall survive any termination of this Agreement.

9.2 Indemnification by the Underwriter

(a) The Underwriter shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts or the performance by the parties of their obligations hereunder and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the

Underwriter or Trust by or on behalf of the Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of written statements or representations made by or on behalf of the Underwriter (other than statements or representations contained in the Registration Statement, Prospectus, Statement of Additional Information or sales literature for the Contracts not supplied by the Underwriter or persons under its control) of the Underwriter or persons under its control, or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, Statement of Additional Information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter; or

(iv) arise out of or result from any breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this Agreement by the Underwriter;

provided, however, that the indemnification by the Underwriter shall be as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the

Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company shall promptly notify the Underwriter of the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.

(e) The provisions of this Section 9.2 shall survive any termination of this Agreement.

9.3 Indemnification by the Trust

(a) The Trust shall indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, Prospectus and Statement of Additional Information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or result from any breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

(b) The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an

Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Underwriter or each Account, whichever is applicable.

(c) The Trust shall not be liable under this indemnification provision with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or, directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

(e) The provisions of this Section 9.3 shall survive any termination of this Agreement.

ARTICLE X. Applicable Law

10.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

10.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1  This Agreement shall terminate:

(a) at the option of any party upon 90 days advance written notice to the other parties; or

(b) at the option of the Trust or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the FINRA, the SEC, the Insurance Commissioner of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sales of the Contracts, with respect to the operation of any Account, or the purchase of the Trust shares, provided, however, that the Trust or the Underwriter determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(c) at the option of the Company in the event that formal administrative proceedings are instituted against the Trust or Underwriter by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Trust to the Company, provided, however, that the Company determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Underwriter to perform its obligations under this Agreement; or

(d) with respect to any Account, termination by the Company upon receipt of any necessary regulatory approval and/or upon requisite vote of the Contract owners having an interest in such Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Company will give 30 days’ prior written notice to the Trust of the date of any proposed vote to replace the Trust’s shares; or

(e) with respect to any Authorized Fund, upon 30 days advance written notice from the Underwriter to the Company, upon a decision by the Underwriter to cease offering shares of the Fund for sale; or

(f) with respect to any Fund, upon the Company’s determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts or not consistent with the Company’s obligations to Contract owners; provided, however, that such a termination shall apply only to the Fund not reasonably available and the Trust shall have ten (10) Business Days from the initial notification by the Company of the deficiency to correct such deficiency and, if not cured within ten (10) Business Days, termination is automatically effective; or

(g) with respect to any Fund in the event such Fund’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(h) at the option of the Company, with respect to any Fund in the event that the Fund fails to comply with the diversification requirements under Section 817 of the Code, or under any successor or similar provision; or

(i) at the option of the Company, with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or if the Company reasonable believes that any such Fund may fail to so qualify; or

(j) at the option of the Underwriter or Trust, if the Underwriter or Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, the Underwriter or Trust; but no such termination shall be effective under this subsection (j) until the Company has been afforded a reasonable opportunity to respond to a statement by the Underwriter or Trust concerning the reason for notice of termination hereunder; or

(k) at the option of the Company, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, the Underwriter, or an investment adviser to the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Trust or the Underwriter; but no such termination shall be effective under this subsection (k) until the Trust or the Underwriter have been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder.

11.2 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1 (a) may be exercised for any reason or for no reason.

11.3 No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XI.

11.4 Notwithstanding any termination of this Agreement, subject to Section 1.2 of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, subject to Section 1.2 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section

11.4 shall not apply to any termination under Article VIII and the effect of such Article VIII termination shall be governed by Article VIII of this Agreement.

11.5 Except in cases where permitted under the terms of the Contracts or this Agreement, the Company shall not prevent Contract owners from allocating payments to an Authorized Fund that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do.

11.6 Notwithstanding any termination of this Agreement, in addition to Article IX (Termination) and Section 13.11, the following provisions shall survive: Articles V (Fees and Expenses), VI (Service Fees), VII (Diversification), and IX (Indemnification). Moreover, with respect to assets under Existing Contracts which continue to be invested in the Funds, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement to the extent such assets remain invested in the Funds.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

100 Federal Street

Boston, MA 02110

Attention: General Counsel

If to the Underwriter:

100 Federal Street

Boston, MA 02110

Attention: General Counsel

If to the Company:

New York Life Insurance and Annuity Corporation

Office of General Counsel – 10SB

51 Madison Avenue

New York, NY 10010

Attention: Variable Products Attorney

ARTICLE XIII. Miscellaneous

13.1 A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article VII, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.

13.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.7 Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Underwriter are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party’s behalf.

13.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

13.9. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

13.10 Each party to this Agreement acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party(ies) (and its affiliate, partners, and employees), the confidential information of the other party(ies) (and its affiliates, partners, and employees, including but not limited to the “nonpublic personal information” of their consumers with the meaning of SEC Regulation S-P (collectively, “Confidential Information”). Subject to the requirements of legal process and regulatory authority, each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclose to any third party or reused or redistributed without the other party’s express and prior written consent unless such Confidential Information has come into the public domain through no fault of the receiving party or has been provided to a party’s service provider in connection with such party’s performance under this Agreement and for the business purposes set forth in this Agreement. Each party shall be solely responsible for the compliance of tis officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties (including service providers) with all applicable privacy-related laws and regulations including, but not limited to, the Gramm-Leach- Bliley Act and Regulation S-P. The provisions of this section shall survive the termination of this Agreement.

13.11 This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

New York Life Insurance and Annuity Corporation
By its authorized officer,

/s/ Matthew Williams
Name:	Matthew Williams
Title:	Vice President

PUTNAM VARIABLE TRUST
By its authorized officer,

/s/ Jon Horwitz
Name:	Jon Horwitz
Title:	Exec VP

PUTNAM RETAIL MANAGEMENT LIMITED
PARTNERSHIP
By its authorized officer,

/s/ Jeff Masom
Name:	Jeff Masom
Title:	President

SCHEDULE A

Separate Accounts

Name of Separate Account

NYLIAC Variable Annuity Separate Account -I

NYLIAC Variable Annuity Separate Account – II

NYLIAC Variable Annuity Separate Account – III

NYLIAC Variable Annuity Separate Account – IV

NYLIAC Variable Universal Life Separate Account – I

NYLIAC Corporate Sponsored Variable Universal Life Separate Account — I

NYLIAC Private Placement Variable Universal Life Separate Account — I

NYLIAC Private Placement Variable Universal Life Separate Account — II

SCHEDULE B

AUTHORIZED FUNDS

Fund	Class	Service Fee
All Portfolios of Putnam Variable Trust	IA	N/A
All Portfolios of Putnam Variable Trust	IB	[ %]